Exhibit 99.1

Press Release

Cowen Group, Inc. Announces 2013 Second Quarter Financial Results

New York, August 2, 2013 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “Company”) today announced its operating results for the second quarter ended June 30, 2013.

2013 Second Quarter Highlights(1)

•                  Cowen Group, Inc. reported second quarter 2013 economic income of $1.5 million compared to an economic loss of $6.0 million in the prior year period.

•                  Second quarter 2013 revenue rose 22% year over year to $81.1 million.

•                  The broker-dealer segment reported its highest quarterly revenue since the Cowen / Ramius business combination in 2009.  Second quarter 2013 revenue was $58.8 million,(2) a $16.6 million increase from the year ago period.

•                  Brokerage revenue of $33.3 million was its highest quarterly revenue since the second quarter 2009.

•                  Investment banking revenue improved to $25.6 million, the highest level since the second quarter 2007.

•                  Assets under management at July 1, 2013 were $9.0 billion.  AUM increased by $110 million during the quarter and is up $970 million since January 1, 2013.

•                  Fixed non compensation expense declined 3% year over year to $23.8 million.  These figures reflect the first full quarter of Dahlman Rose in second quarter 2013 results.

•                  The second quarter 2013 increase in variable non compensation expense reflects the growth in total revenue.  Variable non compensation expense was $8.6 million, an increase of $1.4 million year over year.

•                  Second quarter 2013 compensation to revenue ratio was 59% compared to 63% in the prior year period.

(1)  All financial highlights are presented on an Economic Income basis.

(2)  Includes broker-dealer segment’s allocation of Investment Income (Loss) and Other Revenue.

Peter A. Cohen, Chairman and CEO of Cowen Group said, “We reported a profitable second quarter with economic income of $1.5 million.  The broker-dealer’s banking and equities businesses reported their best revenue quarter in years.  The changes we made in recent years are contributing to our improved results.  Ramius is seeing positive momentum across a number of the capabilities on our platform with solid performance and a strong pipeline of client interest.  Our fixed expenses as a percent of revenue declined year over year, even with a full quarter of Dahlman Rose in the second quarter numbers.  I am encouraged to see results improving across our business units.  However, we have a lot more to accomplish in the upcoming quarters in what continues to be a challenging environment.”

2013 Second Quarter GAAP Financial Information and Select Balance Sheet Data

For the second quarter 2013, the Company reported a GAAP net income of $1.1 million, or $0.01 per share, as compared to a GAAP net loss of $7.9 million, or $(0.07) per share, in the second quarter 2012.  The year-over-year increase was primarily due to an increase in revenue.

The following table summarizes the Company’s GAAP financial results for the three months ended June 30, 2013 and 2012, and March 31, 2013; and the six months ended June 30, 2013 and 2012.

Summary GAAP Financial Information

	Three Months Ended					Six Months Ended
(Dollar amounts in millions, except per	June 30,			Mar 31,		June 30,
share information)	2013	2012	%	2013	%	2013	2012	%
Revenues	$81.2	$59.5	37%	$67.2	21%	$148.4	$116.9	27%
Expenses	(86.6)	(77.4)	12%	(83.1)	4%	(169.7)	(154.2)	10%
Other income (loss)	8.9	7.8	15%	17.0	(48)%	25.9	33.4	(23)%
Income tax benefit (expense)	(0.2)	(0.2)	NM	(0.2)	NM	(0.3)	(0.3)	—%
Net income (loss) from operations	$3.3	$(10.4)	NM	$0.9	NM	$4.3	$(4.1)	NM

Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	2.3	(2.4)	NM	3.5	NM	5.8	(0.2)	NM
Net income (loss) attributable to Cowen Group, Inc.	$1.1	$(7.9)	NM	$(2.6)	NM	$(1.5)	$(4.0)	NM

Earnings (loss) per basic share:
Income (loss) from operations	$0.01	$(0.07)	NM	$(0.02)	NM	$(0.01)	$(0.03)	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of June 30, 2013, was $506.1 million, or book value per share of $4.29, compared to stockholders’ equity of $503.1 million, or book value per share of $4.35, as of March 31, 2013.  At June 30, 2013, the Company’s tangible book value per share was $3.87 compared to $3.91 as of March 31, 2013.

Select Balance Sheet Data

(Dollar amounts in millions, except per share	June 30,	March 31,	June 30
information)	2013	2013	2012
Stockholders’ equity	$506.1	$503.1	$511.9
Tangible stockholders’ equity	$456.0	$452.0	473.3
Common shares outstanding	117.9	115.7	114.2

Book value per share	$4.29	$4.35	$4.48
Tangible book value per share	$3.87	$3.91	$4.14

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).    In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction,  and (iii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the Value and Opportunity business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended June 30, 2013 and 2012, and March 31, 2013; and the six months ended June 30, 2013 and 2012.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Six Months Ended
(Dollar amounts in millions,	June 30,			Mar 31,		June 30,
except per share information)	2013	2012	%	2013	%	2013	2012	%
Revenues	$81.1	$66.2	22%	$74.9	8%	$156.0	$145.4	7%
Expenses	(78.7)	(71.9)	9%	(74.4)	6%	(153.1)	(144.9)	6%
Net Economic Income (Loss) before non-controlling interests	2.4	(5.7)	NM	0.5	NM	2.9	0.5	NM
Economic Income (Loss)	$1.5	$(6.0)	NM	$(1.3)	NM	$0.2	$(0.1)	NM

Economic Income (Loss) per share	$0.01	$(0.05)	NM	$(0.01)	NM	$0.00	$0.00	NM

Economic Income (Loss) excluding certain non-cash items	$8.8	$2.2	NM	$6.0	NM	$14.8	$14.8	—%

Note: Amounts may not add due to rounding.

2013 Second Quarter Economic Income Review

Total Economic Income Revenue

Total economic income revenue for the second quarter 2013 was $81.1 million, a 22% increase compared to $66.2 million in the second quarter 2012.  The increase in economic income revenue was primarily the result of an increase in investment banking and brokerage revenue, partially offset by a decrease in investment income.

Economic Income Revenue

	Three Months Ended					Six Months Ended
	June 30,			Mar 31,		June 30,
(Dollar amounts in millions)	2013	2012	%	2013	%	2013	2012	%

Investment banking	$25.6	$16.3	57%	$17.2	49%	$42.7	31.9	34%
Brokerage	33.3	24.6	36%	28.0	19%	61.3	48.6	26%
Management fees	14.6	14.6	0%	14.1	3%	28.8	28.6	1%
Incentive income	3.8	2.6	46%	5.1	(27)%	8.9	6.6	35%
Investment income	3.6	8.3	(57)%	10.9	(67)%	14.4	29.4	(51)%
Other revenue	0.3	(0.1)	NM	(0.4)	NM	(0.2)	0.3	NM
Total Revenues	$81.1	$66.2	22%	$74.9	8%	$156.0	$145.4	7%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

The compensation to economic income revenue ratio declined in the second quarter 2013 to 59% from 63% in the prior year period.  The decrease in the compensation to revenue ratio is the result of a 15% increase in total compensation and a 22% increase in revenues compared to the prior year period.

Second quarter 2013 compensation and benefits expense was $47.7 million, a 15% increase compared to $41.6 million in the second quarter 2012.  The increase is primarily attributable to an increase in headcount due to the acquisition of Dahlman Rose in the first quarter of 2013.  Total headcount at the end of the second quarter 2013 was 636, a 6% increase compared to the prior year period and 1% lower compared to the first quarter of 2013.

Compensation and benefits expense for the second quarter 2013 and 2012 included $4.7 million and $5.9 million, respectively, in share-based compensation expense.  There was no equity award expense related to the 2009 Cowen / Ramius business combination in the second quarter of 2013.  However, in the second quarter 2012, compensation and benefits expense excluded $1.7 million related to this equity award expense.

Excluding $1.3 million of expenses associated with activities for which the Company is reimbursed and $0.6 million of severance expense, compensation and benefits expense was 56% of revenue in the second quarter 2013.  Excluding these same two items, compensation and benefits expense was 60% and 55% of revenue in the prior year period and first quarter 2013, respectively.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter decreased by 3% to $23.8 million as compared to $24.5 million in the comparable prior year quarter.  This was primarily due to a reduction in accounting, legal and recruitment fees.  The decrease was partially offset by an increase in occupancy and depreciation and amortization costs related to the Dahlman Rose acquisition.

Variable Non-Compensation Expenses

Variable non-compensation expenses were $8.6 million in the second quarter 2013, up 20% compared to $7.1 million in the second quarter 2012.  The increase in floor brokerage and trade execution relate to two acquisitions completed during second and fourth quarter of 2012 and one in the first quarter of 2013 which generated increased trading costs and is in line with the increase in associated revenues.  Marketing and business development expenses were higher in the quarter due to increased marketing activity firm wide.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of July 1, 2013, the Company had assets under management of $9.0 billion.  Total AUM increased by $970 million since the start of the year and grew $110 million from April 1, 2013.  The second quarter of 2013 included $317 million in net subscriptions, $74 million of net positive performance offset by a $281 million reduction in AUM related to currency hedging for Australian dollar-denominated mandates.   $105 million of the AUM growth in the quarter was the result of committed capital for which management fees are not charged until capital is called.

Management Fees and Incentive Income

In the second quarter 2013, management fees were $14.6 million, unchanged from the year ago quarter 2012.

The average annualized management fee charged in the second quarter 2013 was 0.65%, as compared to 0.67% in the first quarter and 0.71% in the prior year period.  The second quarter of 2012 figure excludes fees related to cash management assets.

Incentive income increased to $3.8 million in the second quarter 2013 from an incentive fee of $2.6 million in the prior year period.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period.  In the second quarter 2013, investment income decreased by $4.7 million to $3.6 million from $8.3 million in the prior year period.  The decrease primarily relates to a decrease in the performance of the Company’s own invested capital driven by decreases in performance in certain investment strategies including our credit, PIPEs and equities strategies.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $33.3 million in the second quarter 2013, an increase of $8.7 million, or 36%, compared to the second quarter 2012.  The increase in the current quarter was primarily due to an increase in commissions earned related to the Company’s electronic trading and cash equities business.  The increase in commission is partially attributable to an increase in the number of stocks covered as a result of the acquisition of Dahlman Rose.

Investment Banking

Investment banking revenue was $25.6 million in the second quarter 2013, an increase of $9.3 million, or 57%, compared to $16.3 million in the second quarter 2012.  The increase was primarily due to an increase in equity underwriting and debt capital markets activity.

•                  Public equity underwriting revenue was $15.9 million from sixteen transactions in the second quarter 2013, as compared to $5.6 million from eleven transactions in the comparable prior year period.   All of the transactions were lead managed assignments in the second quarter 2013, compared to four in the prior year period.

•                  Debt capital markets revenue was $6.8 million from the completion of four transactions in the second quarter 2013.  Two transactions were completed in the prior year period totaling $5.6 million.

•                  Private placement and registered direct revenue was $0.3 million in the second quarter 2013, as compared to $3.3 million in the second quarter 2012.  The Company completed one private transaction in the second quarter 2013 and three in the year ago quarter.

•                  Strategic advisory revenue was $2.2 million in the second quarter 2013, as compared to $1.7 million in the second quarter 2012.  The Company completed three strategic advisory transactions in the second quarter 2013 as compared to one strategic advisory transaction in the prior year period.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2013 second quarter financial results on Friday, August 2, 2013, at 9:00 am EST.  The call can be accessed by dialing 1-800-688-0836 domestic or 1-617-614-4072 international.  The passcode for the call is 30428246.  A replay of the call will be available beginning at 11:00 am EST August 2, 2013 through August 9, 2013.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 65652730.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s  broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors.  Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
Chief Financial Officer
Cowen Group, Inc.
(212) 845-7919

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
Investment banking	$25,571	$16,254	$42,737	$31,884
Brokerage	31,521	24,568	58,121	48,581
Management fees	9,698	9,932	19,191	19,649
Incentive income	1,954	580	4,565	1,271
Interest and dividends	10,521	5,868	19,842	11,240
Reimbursement from affiliates	1,214	1,381	2,699	2,426
Other	485	831	963	1,698
Consolidated Funds
Interest and dividends	241	30	253	91
Other	2	25	77	109
Total revenues	81,207	59,469	148,448	116,949
Expenses
Employee compensation and benefits	47,507	43,097	91,730	89,780
Floor brokerage and trade execution	4,893	4,182	9,371	7,934
Interest and dividends	7,240	3,207	13,658	4,931
Professional, advisory and other fees	3,002	3,696	6,855	7,621
Service fees	2,687	3,155	5,264	5,392
Communications	3,979	3,853	8,753	7,254
Occupancy and equipment	6,548	5,544	12,267	10,786
Depreciation and amortization	2,609	2,363	5,162	4,518
Client services and business development	4,659	3,753	8,758	7,579
Goodwill impairment	—	—	—	—
Other	3,003	3,941	6,987	7,360
Consolidated Funds
Interest and dividends	106	4	106	20
Professional, advisory and other fees	92	561	488	849
Floor brokerage and trade execution	180	—	180	—
Other	107	69	145	140
Total expenses	86,612	77,425	169,724	154,164
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	4,994	9,787	16,801	29,458
Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	3,711	(2,417)	8,781	3,547
Net realized and unrealized (losses) gains on derivatives	158	374	462	414
Net (losses) gains on foreign currency transactions	48	23	(167)	(15)
Total other income (loss)	8,911	7,767	25,877	33,404
Income (loss) before income taxes	3,506	(10,189)	4,601	(3,811)
Income tax (benefit) expense	158	191	334	333
Net income (loss) from continuing operations	3,348	(10,380)	4,267	(4,144)
Net income (loss)	3,348	(10,380)	4,267	(4,144)
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	2,255	(2,434)	5,750	(193)
Net income (loss) attributable to Cowen Group, Inc. stockholders	$1,093	$(7,946)	$(1,483)	$(3,951)

Earnings (loss) per share:
Basic
Income (loss) from operations	$0.01	$(0.07)	$(0.01)	$(0.03)
Diluted
Income (loss) from operations	$0.01	$(0.07)	$(0.01)	$(0.03)
Weighted average shares used in per share data:
Basic	117,235	114,561	115,471	114,420
Diluted	120,901	114,561	115,471	114,420

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company:  (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction,  and (iii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the Value and Opportunity business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization, and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
Investment banking	$25,571	$16,254	$42,737	$31,884
Brokerage	33,300	24,568	61,317	48,581
Management fees	14,606	14,586	28,750	28,606
Incentive income	3,766	2,583	8,892	6,605
Investment income	3,564	8,286	14,436	29,391
Other revenue	277	(71)	(163)	313
Total revenues	81,084	66,206	155,969	145,380
Expenses
Employee compensation and benefits	47,714	41,645	92,235	87,554
Interest and dividends	72	59	196	147
Fixed non-compensation expenses	23,783	24,489	47,561	45,732
Variable non-compensation expenses	8,562	7,138	15,913	14,013
Reimbursement from affiliates	(1,410)	(1,435)	(2,830)	(2,551)
Total expenses	78,721	71,896	153,075	144,895
Net Economic Income (Loss) before non-controlling Interests	2,363	(5,690)	2,894	485
Non-controlling interests	(892)	(300)	(2,692)	(600)
Economic Income (Loss)	$1,471	$(5,990)	$202	$(115)

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$1,471	$(5,990)	$202	$(115)
Exclusion of depreciation and amortization expense	2,601	2,361	5,142	4,515
Exclusion of share-based compensation expense	4,721	5,862	9,474	10,410
Economic Income (Loss) Excluding Certain Non-cash Items	$8,793	$2,233	$14,818	$14,810

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2013

(Dollar amounts in thousands)

	Three Months Ended June 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$25,571	$—		$—	$25,571
Brokerage	31,521	1,779	(e)	—	33,300
Management fees	9,698	4,622	(a)	286	14,606
Incentive income	1,954	1,812	(a)	—	3,766
Investment income	—	3,564	(c)	—	3,564
Interest and dividends	10,521	(10,521	)(c)	—	—
Reimbursement from affiliates	1,214	(1,410	)(b)	196	—
Other revenue	485	(208	)(c)	—	277
Consolidated Funds	243	—		(243)	—
Total revenues	81,207	(362)		239	81,084

Expenses
Compensation & Benefits	47,507	207		—	47,714
Interest and dividends	7,240	(7,168	)(c)	—	72
Non-compensation expenses - Fixed	—	23,783	(c)(d)	—	23,783
Non-compensation expenses - Variable	—	8,562	(c)(d)	—	8,562
Non-compensation expenses	31,380	(31,380	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,410	)(b)	—	(1,410)
Consolidated Funds	485	—		(485)	—
Total expenses	86,612	(7,406)		(485)	78,721
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	4,994	(4,994	)(c)	—	—
Consolidated Funds net gains (losses)	3,917	(2,539)		(1,378)	—
Total other income (loss)	8,911	(7,533)		(1,378)	—
Income (loss) before income taxes and non-controlling interests	3,506	(489)		(654)	2,363
Income taxes (Benefit)	158	(158	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	3,348	(331)		(654)	2,363
(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(2,255)	709		654	(892)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$1,093	$378		$—	$1,471

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2012

(Dollar amounts in thousands)

	Three Months Ended June 30, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$16,254	$—		$—	$16,254
Brokerage	24,568	—		—	24,568
Management fees	9,932	4,260	(a)	394	14,586
Incentive income	580	2,003	(a)	—	2,583
Investment income	—	8,286	(c)	—	8,286
Interest and dividends	5,868	(5,868	)(c)	—	—
Reimbursement from affiliates	1,381	(1,435	)(b)	54	—
Other revenue	831	(902	)(c)	—	(71)
Consolidated Funds	55	—		(55)	—
Total revenues	59,469	6,344		393	66,206

Expenses
Compensation & Benefits	43,097	(1,452)		—	41,645
Interest and dividends	3,207	(3,148	)(c)	—	59
Non-compensation expenses - Fixed	—	24,489	(c)(d)	—	24,489
Non-compensation expenses - Variable	—	7,138	(c)(d)	—	7,138
Non-compensation expenses	30,487	(30,487	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,435	)(b)	—	(1,435)
Consolidated Funds	634	—		(634)	—
Total expenses	77,425	(4,895)		(634)	71,896

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	9,787	(9,787	)(c)	—	—
Consolidated Funds net gains (losses)	(2,020)	313		1,707	—
Total other income (loss)	7,767	(9,474)		1,707	—

Income (loss) before income taxes and non-controlling interests	(10,189)	1,765		2,734	(5,690)

Income taxes (Benefit)	191	(191	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(10,380)	1,956		2,734	(5,690)

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	2,434	—		(2,734)	(300)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(7,946)	$1,956		$—	$(5,990)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2013

(Dollar amounts in thousands)

	Six Months Ended June 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$42,737	$—		$—	$42,737
Brokerage	58,121	3,196	(e)	—	61,317
Management fees	19,191	8,962	(a)	597	28,750
Incentive income	4,565	4,327	(a)	—	8,892
Investment income	—	14,436	(c)	—	14,436
Interest and dividends	19,842	(19,842	)(c)	—	—
Reimbursement from affiliates	2,699	(2,830	)(b)	131	—
Other revenue	963	(1,126	)(c)	—	(163)
Consolidated Funds	330	—		(330)	—
Total revenues	148,448	7,123		398	155,969

Expenses
Compensation & Benefits	91,730	505		—	92,235
Interest and dividends	13,658	(13,462	)(c)	—	196
Non-compensation expenses - Fixed	—	47,561	(c)(d)	—	47,561
Non-compensation expenses - Variable	—	15,913	(c)(d)	—	15,913
Non-compensation expenses	63,417	(63,417	)(c)(d)	—	—
Reimbursement from affiliates	—	(2,830	)(b)	—	(2,830)
Consolidated Funds	919	—		(919)	—
Total expenses	169,724	(15,730)		(919)	153,075
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	16,801	(16,801	)(c)	—	—
Consolidated Funds net gains (losses)	9,076	(5,405)		(3,671)	—
Total other income (loss)	25,877	(22,206)		(3,671)	—
Income (loss) before income taxes and non-controlling interests	4,601	647		(2,354)	2,894
Income taxes (Benefit)	334	(334	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	4,267	981		(2,354)	2,894
(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(5,750)	704		2,354	(2,692)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(1,483)	$1,685		$—	$202

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2012

(Dollar amounts in thousands)

	Six Months Ended June 30, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$31,884	$—		$—	$31,884
Brokerage	48,581	—		—	48,581
Management fees	19,649	8,170	(a)	787	28,606
Incentive income	1,271	5,334	(a)	—	6,605
Investment income	—	29,391	(c)	—	29,391
Interest and dividends	11,240	(11,240	)(c)	—	—
Reimbursement from affiliates	2,426	(2,551	)(b)	125	—
Other revenue	1,698	(1,385	)(c)	—	313
Consolidated Funds	200	—		(200)	—
Total revenues	116,949	27,719		712	145,380

Expenses
Compensation & Benefits	89,780	(2,226)		—	87,554
Interest and dividends	4,931	(4,784	)(c)	—	147
Non-compensation expenses - Fixed	—	45,732	(c)(d)	—	45,732
Non-compensation expenses - Variable	—	14,013	(c)(d)	—	14,013
Non-compensation expenses	58,444	(58,444	)(c)(d)	—	—
Goodwill impairment	—	—		—	—
Reimbursement from affiliates	—	(2,551	)(b)	—	(2,551)
Consolidated Funds	1,009	—		(1,009)	—
Total expenses	154,164	(8,260)		(1,009)	144,895

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	29,458	(29,458	)(c)	—	—
Bargain purchase gain	—	—	(e)	—	—
Consolidated Funds net gains (losses)	3,946	(3,012)		(934)	—
Total other income (loss)	33,404	(32,470)		(934)	—

Income (loss) before income taxes and non-controlling interests	(3,811)	3,509		787	485

Income taxes (Benefit)	333	(333	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(4,144)	3,842		787	485

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	193	(6)		(787)	(600)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(3,951)	$3,836		$—	$(115)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.